As filed with the Securities and Exchange Commission on March 8, 2019.
Registration No. 333-228453

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEYOND MEAT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2000	26-4087597
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1325 E. El Segundo Blvd.
El Segundo, CA 90245
(866) 756-4112
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ethan Brown
President and Chief Executive Officer
Beyond Meat, Inc.
1325 E. El Segundo Blvd.
El Segundo, CA 90245
(866) 756-4112
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Harold Yu, Esq. Christopher J. Austin, Esq. William L. Hughes, Esq. Orrick, Herrington & Sutcliffe LLP 1000 Marsh Road Menlo Park, CA 94025 (650) 614-7400	Mark J. Nelson Chief Financial Officer, Treasurer and Secretary Beyond Meat, Inc. 1325 E. El Segundo Blvd. El Segundo, CA 90245 (866) 756-4112	Cathy Birkeland, Esq. Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 (312) 876-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The sole purpose of this amendment is to provide certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this registration statement:
EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Registrant, as currently in effect.*
3.2	Bylaws of Registrant, as currently in effect.*
3.3	Form of Restated Certificate of Incorporation of Registrant, to be in effect upon the closing of this offering.*
3.4	Form of Amended and Restated Bylaws of Registrant, to be in effect upon the closing of this offering.*
4.1	Form of common stock certificate.*
4.2	Amended and Restated Investors’ Rights Agreement, dated as of October 5, 2018, by and among the Registrant and the other parties thereto.*
4.3	Warrant to Purchase Common Stock, dated June 27, 2018, by and between Registrant and Silicon Valley Bank.*
4.4	Warrant to Purchase Common Stock, dated June 27, 2018, by and between Registrant and Westriver Mezzanine Loans - Loan Pool V, LLC.*
4.5	Warrant to Purchase Common Stock, dated June 6, 2016, by and between Registrant and Silicon Valley Bank.*
4.6	Plain English Warrant Agreement, dated August 10, 2012, by and between Registrant and TriplePoint Capital LLC.*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.**
10.1	Standard Industrial/Commercial Single-Tenant Lease, dated as of January 18, 2017, by and between Smoky Hollow Industries, LLC and Registrant with attachments thereto.*
10.2
Lease, dated March 13, 2014, as amended, by and between Sara Maguire LeMone as Trustee of the Sara Maguire LeMone Revocable Trust dated February 6, 2004 and Registrant and amendment thereto dated November 1, 2017.*

10.3	Lease, dated October 12, 2017, by and between LeMone Family Limited Partnership, LLLP and Registrant as amended by the Lease Amendment dated April 18, 2018.*
10.4	Amended and Restated Loan and Security Agreement (Revolving Line), dated as of June 27, 2018, by and between Silicon Valley Bank and Registrant.*
10.5	Loan and Security Agreement (Term Loan), dated June 27, 2018, by and between Silicon Valley Bank and Registrant.*
10.6	First Amendment to Loan and Security Agreement (Term Loan), dated September 27, 2018, by and between Silicon Valley Bank and Registrant.*
10.7	Intellectual Property Security Agreement, dated June 27, 2018, by and between Silicon Valley Bank and Registrant (Revolving Line).*
10.8	Intellectual Property Security Agreement, dated June 27, 2018, by and between Silicon Valley Bank and Registrant (Term Loan).*
10.9	Equipment Loan and Security Agreement, dated September 19, 2018, by and between Ocean II PLO, LLC and Registrant.*

10.10	Supply Agreement, dated December 28, 2018, by and between Roquette America, Inc. and Registrant.*+
10.11	Form of Indemnification Agreement with directors and executive officers.*
10.12	2011 Equity Incentive Plan, as amended as of November 27, 2018, and related forms of stock award agreements.*
10.13	2018 Equity Incentive Plan, and related forms of stock award agreements.*
10.14	2018 Employee Stock Purchase Plan.*
10.15	Executive Incentive Bonus Plan.*
10.16	Form of Executive Change in Control Severance Agreement.*
10.17	Option Amendment Letter, dated May 11, 2017, by and between Mark J. Nelson and Registrant.*
10.18	Advisor Agreement, dated February 26, 2016, by and between Bernhard van Lengerich and Registrant, as amended on September 5, 2017.*
10.19	Amended & Restated Consulting Agreement, dated November 15, 2018, by and between Seth Goldman and Registrant.*
10.20	Employment Agreement by and between Registrant and Ethan Brown.*
10.21	Master Supply Agreement, dated as of December 21, 2018, between Registrant and PURIS Proteins, LLC.+
23.1	Consent of Deloitte & Touche LLP. *
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).**
24.1	Powers of Attorney.*
___________________

*	Previously filed.

**	To be filed by amendment.

+	Confidential treatment requested with respect to certain portions.

(b)	No financial statements are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on March 8, 2019.

BEYOND MEAT, INC.

By:	/s/ Ethan Brown
Name:	Ethan Brown
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ethan Brown	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 8, 2019
Ethan Brown

/s/ Mark J. Nelson	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 8, 2019
Mark J. Nelson

*	Executive Chair and Chairman of the Board	March 8, 2019
Seth Goldman

*	Director	March 8, 2019
Gregory Bohlen

*	Director	March 8, 2019
Diane Carhart

*	Director	March 8, 2019
Raymond J. Lane

*	Director	March 8, 2019
Bernhard van Lengerich, Ph.D.

Director
Michael A. Pucker

*	Director	March 8, 2019
Ned Segal

*	Director	March 8, 2019
Christopher Isaac Stone

*	Director	March 8, 2019
Donald Thompson

*	Director	March 8, 2019
Kathy N. Waller

*By: /s/ Mark J. Nelson
Mark J. Nelson
Attorney-in-fact

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